UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 30, 2019

WORKHORSE GROUP INC.

(Exact name of registrant as specified in its charter)

Nevada	000-53704	26-1394771
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

100 Commerce Drive, Loveland, Ohio 45140

(Address of principal executive offices) (zip code)

513-297-3640

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Item 1.01. Entry into a Material Definitive Agreement.

Subscription Agreement

On April 30, 2019, Workhorse Group Inc. (the “Company”) entered into a subscription agreement (the “Subscription Agreement”), with certain investors (the “Investors”) pursuant to which the Company agreed to issue and sell, in a registered public offering by the Company directly to the Investors (the “Registered Direct Offering”), 3,957,432 shares of Common Stock. The purchase price per share was $0.74.

The closing of the Registered Direct Offering is expected to take place on May 1, 2019. The Subscription Agreement contains customary representations, warranties and agreements by us and customary conditions to closing. The representations, warranties and covenants contained in the Subscription Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement and may be subject to limitations agreed upon by the contracting parties.

The net proceeds to the Company are expected to be approximately $2.9m, after deducting estimated expenses payable by the Company associated with the Registered Direct Offering. The Company expects to use the net proceeds from this offering for working capital, general corporate purposes and repayment of debt and other obligations.

The Registered Direct Offering is being made pursuant to the Company’s shelf registration statement on Form S-3 (Registration No. 333-213100), which was declared effective by the Securities and Exchange Commission on December 23, 2016, including the prospectus contained therein, as the same has been supplemented, as well as a prospectus supplement to be filed with the SEC in connection with the Company’s takedown relating to the Registered Direct Offering.

A copy of the legal opinion of Taft Stettinius & Hollister LLP relating to the legality of the issuance and sale of the shares of Common Stock in the Registered Direct Offering is filed as Exhibit 5.1 hereto.

Amendment to Credit Agreement

On April 30, 2019, the Company entered into the Third Amendment to Credit Agreement (the “Marathon Third Amendment”), among the Company, as borrower, certain affiliates of Marathon Asset Management, LP, as lenders (collectively, with their permitted successors and assignees, the “Lenders”), and Wilmington Trust, National Association, as the agent (“Wilmington”) amending certain terms of the Credit Agreement, dated as of December 31, 2018 (as amended, restated, amended and restated or otherwise modified prior to the date hereof), between the Company, the Lenders and Wilmington. The Marathon Third Amendment amended the minimum liquidity covenant, providing that at least $4 million must be maintained at all times at or after May 31, 2019 rather than at all times on or after April 30, 2019. Unless the Company fails to maintain minimum liquidity as of the last day of any calendar month, the Company may cure a failure to maintain minimum liquidity by increasing liquidity to $4,000,000 within five business days of the occurrence.

The description of the terms and conditions of the agreements described above do not purport to be complete and are qualified in their entirety by the full text of the form of the agreements described above, which are filed as exhibits to this Form 8-K.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Forward-Looking Statements

Certain statements in this Current Report on Form 8-K are forward-looking statements that involve a number of risks and uncertainties.  Such forward-looking statements include statements about the expected settlement of the sale and purchase of securities described herein and the Company’s receipt of net proceeds therefrom.  For such statements, the Company claims the protection of the Private Securities Litigation Reform Act of 1995.  Actual events or results may differ materially from the Company’s expectations.  Factors that could cause actual results to differ materially from the forward-looking statements include, but are not limited to, the Company’s ability to satisfy applicable closing conditions under the Underwriting Agreement.  Additional factors that could cause actual results to differ materially from those stated or implied by the Company’s forward-looking statements are disclosed in the Prospectus Supplement and accompanying prospectus and the Company’s reports filed with the Securities and Exchange Commission.

Item 9.01. Exhibits.

Exhibit No.	Description

5.1	Opinion of Taft Stettinius & Hollister LLP
10.1	Form of Subscription Agreement
10.2	Third Amendment to Credit Agreement, dated as of April 30, 2019, by and among Workhorse Group Inc., as borrower, Marathon Structured Product Strategies Fund, LP, Marathon Blue Grass Credit Fund, LP, Marathon Centre Street Partnership, L.P. and TRS Credit Fund, LP, as lenders, and Wilmington Trust, National Association, as the agent
23.1	Consent of Taft Stettinius & Hollister LLP (included in Exhibit 5.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WORKHORSE GROUP INC.

Date: April 30, 2019	By:	/s/ Paul Gaitan
	Name:	Paul Gaitan
	Title:	Chief Financial Officer

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